UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 26, 2007
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 26, 2007, IKON Office Solutions, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of June 28, 2006 (the “Credit Agreement”), by and among the Company, as Borrower, the banks, financial institutions and other lender parties referred to therein, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, PNC Bank National Association, as Syndication Agent, The Royal Bank of Scotland PLC, as Documentation Agent and LaSalle Bank National Association, as Documentation Agent.
The Amendment modifies certain provisions of the Credit Agreement relating to the Company’s ability to make Restricted Payments. Specifically, the Amendment eliminates certain previous restrictions and allows the Company to make Restricted Payments when it is in compliance with financial covenants set forth in Article IX of the Agreement, which include the maintenance of Leverage and Interest Coverage Ratios and an aggregate yearly limit for Capital Expenditures, provided no Default or Event of Default has occurred and continues, or would occur as a consequence of a Restricted Payment.
The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the actual amendment. Except as defined above, capitalized terms have the meaning assigned to them in the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.
The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:
10.1	Amendment No. 1 to Amended and Restated Credit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated: March 27, 2007